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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Quaker State Corporation on Form S-3 of our reports dated January 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Quaker State Corporation and Subsidiaries as of December 31, 1996 and 1995 for each of the three years in the period ended December 31, 1996, which reports are incorporated by reference in the Quaker State Corporation Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."




                                        /s/ Coopers & Lybrand L.L.P.


Dallas, Texas
August 7, 1997